
<ARTICLE> OPUR3
<LEGEND>
The following schedule contains summarized financial information extracted from the Questar Regulated Services Commpany Pro Forma Statement of Income and Balance Sheet for the period ended December 31, 1996, and is qualified in its entirety by reference to such unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<BOOK-VALUE>                                 PRO-FORMA
<TOTAL-ASSETS>                              $1,039,389
<TOTAL-OPERATING-REVENUES>                     414,960
<NET-INCOME>                                    53,126

